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EXHIBIT 10.37

OFFER

FOR PURCHASE OF RECEIVABLES

This offer for the purchase of receivables (the "Offer") is made the December 30, 2004 jointly by:

1.
FONTANA BETEILIGUNGS AG, a stock corporation organised and existing under the laws of Austria, with its registered seat in Magna Strasse 1, A-2522 Oberwaltersdorf, registered at Oberwaltersdorf under number 186272f, (the "Seller")

and

2.
MAGNA INTERNATIONAL EUROPE AG, a stock corporation organised and existing under the laws of Austria, with its registered seat in Magna Strasse 1, A-2522 Oberwaltersdorf, registered at Oberwaltersdorf under number 230189p, (the "Obligor")

to

BANK AUSTRIA CREDITANSTALT AG, a bank organised and existing under the laws of Austria, with its registered seat in Austria, 1030 Vienna, Vordere, Zollamtsstraße 13, registered at the register of entrepreneurs maintained by Firmenbuchgericht Wien at the Handelsgericht Wien under number FN 150714p, (the "Bank").

Whereas

A.
The Seller and the Obligor have entered into the Preferred Access Agreement dated 1st November 2004 (the "Contract"), by which the Obligor shall pay to the Seller, for the right of access to use the sport facilities owned by the Seller, an annual amount of EUR 2,500,000.

B.
The Seller intends to sell to the Bank certain of its receivables under the Contract subject to the terms and conditions of this Offer.

Now, the Seller and the Obligor hereby declare as follows:

1.
The Seller and the Obligor offer herewith to the Bank to purchase from the Seller the receivables in connection with the Contract together with all ancillary rights and securities, if any, under the terms and conditions as set out in Annex 1 to this Offer (the "Terms and Conditions"), no term or condition of this Offer (including the Terms and Conditions) shall be deemed to amend, supplement, modify or otherwise affect the rights of first refusal of Obligor contained in article 7 of the Contract.

2.
The Terms and Conditions shall be deemed to be incorporated into this Offer and form a part thereof. Terms defined in the Terms and Conditions shall, subject to any contrary indication, have the same meanings herein.

3.
The Seller hereby undertakes to provide the Bank together with this Offer with an executed power of attorney empowering Dr. Erhard Perl and Dr. Hans Zak, public notaries, to complete a mortgage deed (Pfandbestellungsurkunde) and to register a mortgage (Höchstbetragshypothek) if

(i)
the Seller has failed to meet its obligations under the Contract and consequently the Obligor has withheld payment under the Contract;

(ii)
the economic viability of the Seller has deteriorated in a reasonable opinion of the Bank, in particular, but not limited to, if the equity ratio of the Seller has severely deteriorated;

  The Seller undertakes to execute a power of attorney empowering an other notary in case neither Dr. Erhard Perl nor Dr. Hans Zak are available to complete such a mortgage deed.

4.
This Offer is irrevocable and valid until January 15, 2005

5.
Acceptance of this Offer may be made by the Bank in its sole discretion only by crediting the account of the Seller at Raiffeisen Zentralbank Osterreich AG, Am Stadtpark 9, A-1030 Vienna, Austria, Account no. 1-00.585.141 (bankcode 31.000, IBAN AT 98 31000 00 100585141, BIC RZBA AT WW with the Purchase Price (definitions see Terms and Conditions) minus the management fee provided in Clause 9 of the Terms and Conditions.

FONTANA BETEILIGUNGS AG

MAGNA INTERNATIONAL EUROPE AG

ANNEX 1

Terms and Conditions

1.     SCOPE OF THE TERMS AND CONDITIONS

  These terms and conditions (the "Terms and Conditions") shall apply to the Offer for Purchase of Receivables (the "Offer") made the December 30, 2004 by the Seller and the Obligor to the Bank for the purchase of Receivables resulting from the Contract and shall be deemed to be incorporated into the Offer and form a part thereof.

2.     DEFINITIONS AND INTERPRETATIONS

2.1   Definitions

  Terms defined in the Offer shall, subject to any contrary indication, have the same meanings herein. In addition, in these Terms and Conditions and in the Offer, unless the context otherwise requires, the following expressions shall have the meanings given to them in this Clause 2:

"Business Day"	means a day on which banks are open for business in Vienna;

"Clause"	means a clause under these Terms and Conditions;

"Contract"	means the Preferred Access Agreement between Obligor and Seller dated 1st November 2004 as may be amended from time to time;

"Effective Date"	means December 30, 2004 (but not later than January 15, 2005), provided that on such date:

	a)	the Bank has received each of the documents listed in Clause 5.1 of these Terms and Conditions (Documentary Conditions Precedent) in a form and substance satisfactory to it, and

	b)	all further conditions precedent listed in Clause 5.2 of these Terms and Conditions (Further Conditions Precedent) have been fulfilled in a manner satisfactory to the Bank provided that it is the sole discretion of the Bank (who shall not be obliged to do so) to waive any such conditions;

"Earlier Expiry of the Contract	has the meaning given to it in Clause 8.3 (Earlier Expiry of the Contract);

"EUR"	means the single currency of those member states of the European Union that adopt the Euro as their currency in accordance with legislation of the European Community relating to European Economic and Monetary Union;

"Facilities"	means the sport facilities owned by the Seller as defined and described in article 1 (a) of the Contract;

"Payment Account"	means the Bank's account No. 0304 000 8900 or any other account as the Bank may designate from time to time;

"Payment Date"	means December 30, 2004;

"Purchase Documents"	means the Offer (including the Terms and Conditions), and any other document which is necessary for the completion of the purchase of Receivables;

"Purchase Price"	has the meaning given to it in Clause 6.1 (Purchase Price);

"Receivables"	has the meaning given to it in Clause 3 (Object of The Purchase);

"Reduction of Annual Fee"	has the meaning given to it in Clause 8.4 (Reduction of Annual Fee);

"Right of Access"	means the rights of access to use the Facilities in the way and described in the Contract;

2.2   Interpretations

        In these Terms and Conditions, unless the context otherwise requires:

  (a)
  words importing the singular shall be construed so as to include the plural and vice versa;

  (b)
  a reference to a specified Clause shall be construed as a reference to that specified Clause of these Terms and Conditions;

  (c)
  the clause headings are for ease only and shall not affect the interpretation of these Terms and Conditions;

  (d)
  a term used in any other document or in any notice given under or in connection with these Terms and Conditions has the same meaning in that document or notice as in these Terms and Conditions; and

  (e)
  words denoting persons include corporations, partnerships and other legal persons and references to a person includes its successors and permitted assigns.

3.     OBJECT OF THE PURCHASE

3.1   Receivables

  The object of the purchase shall be the following Seller's receivables under the Contract (hereinafter "Receivables"):

      Payment claims of the Seller against the Obligor arising under the Contract as compensation for the Rights of Access as specified in article 3 (a) of the Contract consisting of the 9 (nine) equal annual fees of EUR 2,500,000 each, charged for the period from 1st January 2006 to 31st December 2014, payable by the Obligor annually in advance on the first Business Day in every calendar year. The aggregate nominal amount of the purchased Receivables is EUR 22,500,000 (twenty two million five hundred thousand).

3.2   Exclusion

  For further clarification it is hereby stated that the following payment obligations of the Obligor shall not be qualified as purchased Receivables and therefore such payment obligations do not constitute the object of the purchase under these Terms and Conditions:

  (a)
  any applicable taxes on the annual fees, as provided in article 3 (a) of the Contract;

  (b)
  any expenses as provided in article 3 (b) of the Contract;

  (c)
  any taxes, licence, fees, rates, duties, assessments and other fees as provided in article 3 (c) of the Contract;

  and nothing in these Terms and Conditions is intended to limit the Obligor's obligations to pay such taxes on the annual fees, expenses, other taxes, licence, fees, rates, duties, assessments and other fees to the Seller and/or to the respective tax authorities.

4.     PURCHASE PROCEDURE

4.1   Legal Form of the Purchase

  The purchase of the Receivables shall be:

  a)
  effected on the Effective Date;

  b)
  subject to the terms and restrictions specified in Clause 8.1 (Scope of the Seller's Liability) of these Terms and Conditions, made without any right of recourse in case of the insolvency by the Obligor;

  c)
  made together with the assignment of all securities and ancillary rights (if any), which shall be automatically transferred to Bank;

  d)
  made in the legal form of an assignment in accordance with § 1392 ff. ABGB i.e. Austrian Civil Code.

4.2   Acknowledgement of the Obligor

  (a)
  The Obligor confirms that:

  (i)
  it knows and accepts the purchase of the Receivables under the Offer; and

  (ii)
  it has not been notified of any other assignment with respect to the Receivables.

  (b)
  The Obligor undertakes that starting from the Effective Date it will make payments with respect to the Receivables to the Payment Account in accordance with Clause 7.1 (Payments by the Obligor) of the Terms and Conditions of this Offer and Seller hereby irrevocably directs Obligor to make such payments in accordance therewith.

4.3   Recording of Assignment

  On and after the Effective Date the Seller shall indicate in its accounting books that it has assigned the receivables under the Contract to the Bank. Such indication shall show the date of the assignment. The Bank is entitled to inspect the accounting books of the Seller in order to check Seller's compliance with its obligation under this Clause 4.3. Such inspection may be done by an auditing expert named by the Bank.

5.     CONDITIONS PRECEDENT

5.1   Documentary Conditions Precedent

  a)
  a copy of the Contract and the security documents (if any); and

  b)
  a copy, certified as a true copy by or on behalf of the Seller, of each such law, decree, consent, license, approval, registration, permission or other necessary document, as is in the reasonable opinion of the Bank necessary to render the Contract legally valid, binding and enforceable and to enable the Seller to perform its respective obligations thereunder;

  c)
  any other documents which in a reasonable opinion of the Bank are necessary for the completion of the purchase of Receivables.

5.2   Further Conditions Precedent

  a)
  the representations and warranties set out in Clause 11 (Representations and Warranties) are correct and will be correct immediately after the Effective Date.

6.     PURCHASE PRICE AND ITS PAYMENT

6.1   Purchase Price

  The purchase price for the Receivables is EUR 17.633.800, — (the "Purchase Price").

6.2   Payment of the Purchase Price

  On the Payment Date the Bank shall pay to the Seller the Purchase Price. The payment shall be made to the Seller's account at Raiffeisen Zentralbank Osterreich AG, Am Stadpark 9, A-1030 Vienna, Austria, Account no. 1-00.585.141 (bankcode 31.000, IBAN AT 98 31000 00 100585141, BIC RZBA AT WW).

  The obligation of the Bank hereunder to pay to the Seller the Purchase Price is subject to the conditions that at the Payment Date:

  a)
  the assignment of the Receivables (together with the securities and the ancillary rights, if any) has been effected and the Bank has received a copy of the Seller's accounting books evidencing such assignment; and

  b)
  all representations and warranties set out in Clause 11 (Representations and Warranties) are true and correct in all material respects; and

6.3   Set-off by Bank

  The Bank may, after providing written notice to the Seller, (but shall not be obliged to) set-off its obligation to pay the Purchase Price against any obligation of the Seller due and payable at any office of the Bank anywhere and in any currency. The Bank may effect such currency exchanges as are appropriate to implement such set-off.

7.     PAYMENTS AND ACCOUNTS

7.1   Payments by the Obligor

  Starting from the Effective Date all payments with respect to the Receivables to be made by the Obligor under the Contract shall be made in EUR, in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings by not later than 11 a.m. (local time in the place of payment) on the due date on the Payment Account or such account as the Bank may have notified to the Obligor; provided however, that Obligor shall be entitled to set-off, counterclaim for, retain, restrict, reserve, withhold and/or deduct any amounts attributable to the non-performance, improper performance or default by Seller under the terms of the Contract.

7.2   Transfer to the Payment Account

  If the Obligor makes any payments with respect to the Receivables under the Contract/this Agreement not to the Payment Account but to any account of the Seller then:

  a)
  the Seller hereby irrevocably and unconditionally guarantees to the Bank to transfer promptly (on the first written demand of the Bank) without any compensation and retention to the Payment Account any payments with respect to the Receivables (including without limitation the payments in form of bills of exchange, cheques, rights and claims having the character of payment and claims against banks resulting from crediting any account).

  b)
  until a transfer as provided in a) above is effective, the Seller shall hold the purchased Receivables together with all securities and ancillary rights (if any) and any payments in respect to the Receivables as a trustee of the Bank, so that the Bank is the only beneficial owner and person entitled under such Receivables, securities and ancillary rights and payments. The Seller shall administrate and collect such assets for the Bank in accordance with Bank's instructions. The Seller shall act as a trustee without any costs for the Bank.

7.3   Funds and Place

  Notwithstanding Clause 7.1 (Payments by the Obligor) above, all payments to be made to the Bank under the Purchase Documents shall be made in EUR on such account as notified by the Bank, provided however that amounts payable in respect of costs, expenses and taxes and the like shall be made in the currency in which they are incurred.

7.4   No Set-off, Counterclaim or Retention

  Subject to Clause 7.1 (Payments by the Obligor) payments to the Bank under the Purchase Documents shall be made in full without any set-off, counterclaim, retention, restriction, reservation, withholdings, deductions or other condition.

7.5   Non Business Day

  When any payment would otherwise be due on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day unless such Business Day falls in the next calendar month in which case payment shall be made on the immediately preceding Business Day.

7.6   Taxes

  If at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank requires the Seller or the Obligor (as the case may be) to make any deduction or withholding in respect of taxes from any payment due hereunder, the Bank shall notify the Seller in writing of the shortfall in the payment made to it and it shall be the Sellers obligation to make an additional payment to the Bank to ensure that the Bank receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Seller shall indemnify the Bank against any losses or costs incurred by it by reason of any failure to make any such deduction or withholding. The Seller or the Obligor (as the case may be) shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

7.7   Currency Indemnity

  If any amount payable by the Seller or the Obligor (as the case may be) under the Purchased Documents has been received by the Bank in other currency than EUR and the amount produced by converting such currency into EUR is less than the relevant EUR amount, then respectively the Seller or the Obligor (as the case may be) shall as an independent obligation indemnify the Bank for any deficiency and loss sustained as a result of such conversion. Any conversion shall be made at such prevailing rate of exchange, on such date and in such market as is determined by the Bank.

7.7   Partial Payment

  In the case of a partial payment, the Bank may appropriate such payment towards such obligation of the Seller or the Obligor (as the case may be) under this transaction as the Bank may decide. Any such appropriation shall override any appropriation made by the Seller or Obligor (as the case may be).

8.     LIABILITY

8.1   Scope of the Seller's Liability

  The Seller irrevocably and unconditionally undertakes to the Bank that it shall be liable to the Bank in any case if:

  a)
  any of the Receivables (together with the ancillary rights and the security, if any) purchased by the Bank is not a legally valid, binding and enforceable claim against the Obligor or is not validly assigned to the Bank; and/or

  b)
  any of the Receivables (together with the ancillary rights and the security, if any) purchased by the Bank is not, subject to Clause 7.1 (Payments by Obligor) free of all objections, set-off, counterclaims and deductions whatsoever; and/or

  c)
  the total amount of the purchased Receivables is lower than EUR 22,500,000; and/or

  d)
  any of the documents given to Bank in accordance with Clause 5.1 (Documentary Conditions Precedent) of these Terms and Conditions is not authentic and correct; and/or

  e)
  any of the representations and warranties specified in Clause 11 (Representations and Warranties) of these Terms and Conditions is not accurate in all material respects on the date of the Offer; and/or

  f)
  any of the representations and warranties specified in Clause 11 (Representations and Warranties) of these Terms and Conditions will not remain accurate in all material respects until the Bank has received full payment of the Receivables; and/or

  g)
  any payment by the Obligor is not made in the way as provided in Clause 7.1 (Payments by the Obligor) and/or is not transferred to the Payment Account and as provided in Clause 7.2 (Transfer to the Payment Account).

8.2   Limitation and Exclusion of the Seller's Liability

  The liability of the Seller arising under the Clause 8.1 (Scope of the Seller's Liability) above, shall be limited to the aggregate amount of the Receivables purchased by the Bank plus all accrued fees, costs and expenses (if any).

8.3   Early Expiry of the Contract

  In the event of an Earlier Expiry of the Contract, the Bank shall provide the Seller with information on the amount of payments received from the Obligor before the date of the Earlier Expiry of the Contract (the "Payments Received"). Within 14 days from the receipt of such information, but not later than on the date of Earlier Expiry of the Contract, the Seller shall reimburse the Bank with:

    (i)
    a difference between the Purchase Price and the Payments Received (the "Difference"); and

    (ii)
    the interest which accrues on the Difference calculated at the interest rate which the Bank could earn by placing the Difference (separately for each annual fee originally payable under the Contract) on deposit with a leading bank in the relevant Interbank Market for the period starting on the date of the actual payment of such Difference up to the date on which the respective annual fee would have been payable had the Earlier Expiry of the Contract not occurred.

  For the purpose of these Terms and Conditions the "Earlier Expiry of the Contract" means any expiry of the Contract before its term as provided in clause 2 of the Contract, including without limitation an expiry of the Contract as a result of:

    (i)
    the withdrawal from the Contract of any of its parties; or

    (ii)
    any termination of the Contract (other than termination caused by insolvency of the Obligor) but including without limitation termination caused by the damage of the Facilities, the sale of the Facilities by the Seller to the Obligor (in which case the Seller shall be required to make the appropriate payment to Bank prior to the completion of such transaction) or any other party or non-performance or improper performance of the Contract by the Seller (including without limitation the breach of the provision of clause 5 (b) (i) of the Contract).

8.4   Reduction of Annual Fee

  In the event of the Reduction of Annual Fee, the Obligor shall pay to the Bank the resulting reduced Annual Fee, as defined and provided in the article 3(a) of the Contract and the Bank shall provide the Seller with information on the amount of payments received from the Obligor before the date of the Reduction of the Annual Fee (the "Pre-Reduced Payments Received"). Within 14 days from the receipt of such information, but not later than on the first date of the implementation of the Reduction of Annual Fee, the Seller shall reimburse the Bank with:

    (i)
    the difference between the Purchase Price, less the Pre-Reduced Payments Received and less the amounts of the resulting reduced Annual Fee to be paid by the Obligor (the "Reduced Difference"); and

    (ii)
    the interest which accrues on the Reduced Difference calculated at the interest rate which the Bank could earn by placing the Reduced Difference (separately for each annual fee originally payable under the Contract) on deposit with a leading bank in the relevant Interbank Market for the period starting on the date of the actual payment of such Reduced Difference up to the date on which the respective annual fee would have been payable had the Reduction of Annual Fee not occurred.

  For the purpose of these Terms and Conditions the "Reduction of Annual Fee" means any reduction of the Annual Fee (as defined in Clause 3 (a) of the Contract) to be paid by the Obligor under the Contract including without limitation:

    (i)
    the reduction made by the Obligor as a result of non-performance or improper performance of the Contract by the Seller (including without limitation the breach of the provision of Clause 5 (b) (i) of the Contract),

    (ii)
    the reduction as a result of any set-off the Obligor's receivable towards to the Seller against the Receivables made by any reason by the Obligor.

8.5   Optional Prepayment by the Seller

    The Seller may at any time (acting in its free discretion), by giving not less than 5 Business Days prior notice to the Bank, inform the Bank, that it wishes to prepay the total amount of the outstanding Receivables at that time or a part thereof (thereafter the "Prepaid Amount") before due date of such Receivable and propose the new date of such prepayment. If the proposed prepayment has been agreed by the Bank, the Bank will retransfer the Receivables to the Seller after the Seller (or the Obligor, as the case may be) has paid the Prepaid Amount (and any reimbursement for stamp duty, if any, see below) to the Payment Account. The Prepaid Amount shall be discounted by the interest rate which the Bank could earn by placing the Prepaid Amount on deposit with a leading bank in the relevant Interbank Market for a period starting on the Business Day following of the actual date the Prepaid Amount is credited to the Payment Account and ending on the date on which the discounted Prepaid Amount would have been payable had a prepayment not occurred.

  The Seller and the Obligor are aware that assignments trigger Austrian Stamp Duty if the assignment is contained in a written agreement and the original or a certified copy of thereof is brought into Austria or, (if all parties of the assignment have their seat, head quarter or a place of business in Austria) if other formalities specified in the Austrian Stamp Duty Act are fulfilled. In order to avoid triggering such stamp duty the Seller shall — if it intends to prepay in accordance with Clause 8.5. hereof — first inform the Bank orally of its intention in order to find a way to effect the optional prepayment and the retransfer the Receivables thereafter without triggering stamp duty. The Seller and the Obligor shall reimburse and hold harmless the Bank for any stamp duty incurred as a consequence of any act done in accordance with this Clause 8.5.

9.     MANAGEMENT FEE

  The Seller shall pay to the Bank a management fee of 0,15% of the aggregate nominal amount of the purchased Receivables according to Clause 3.1.

10.   COSTS AND EXPENSES

  The Seller shall:

  (a)
  indemnify the Bank for all costs, charges and expenses incurred by the Bank in or in connection with the negotiation, preparation and execution of this transaction (including value added taxes thereon); and

  (b)
  reimburse the Bank on demand for such legal costs or expenses (including value added tax thereon) reasonably incurred by the Bank in the enforcement of, or preservation of any rights under, this transaction; and

  (c)
  pay any and all taxes, stamp and other duties to which the transactions hereunder may be subject or give rise and indemnify the Bank against any and all liabilities with respect to or resulting from any delay or omission on the part of the Seller to pay any such taxes or duties.

  The Bank is herewith irrevocably and unconditionally entitled to debit the Seller's account no. 506 62 858 651 held with the Bank with all costs and fees, which have to be borne by the Seller as set forth in this Clause 10 (Costs and Expenses).

11.   REPRESENTATIONS AND WARRANTIES

        The Seller represents and warrants to the Bank that:

  General

  (a)
  the Seller has the power to execute, deliver and perform its obligations under the Purchase Documents and under any other documents connected with the performance of the Purchase Documents; all necessary action has been taken by Seller to authorise the execution, delivery and performance of the Purchase Documents and any other documents connected with the performance of the Purchase Documents; no limitation on the Seller's powers will be exceeded as a result of transactions under the Purchase Documents or any other documents connected with the performance of the Purchase Documents;

  (b)
  if the Offer has been accepted by the Bank, the Purchase Documents constitute Seller's valid and legally binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, and similar laws affecting legal entities' rights generally, and to general equitable principles;

  (c)
  the execution, delivery and performance of the Purchase Documents and any other documents connected with the performance of the Purchase Documents by each of Seller will not (i) contravene any existing law, regulation or authorisation to which it is subject, (ii) result in any material breach of, or default under, any agreement or other instrument to which it is a party or is subject, or (iii) contravene any provision of Seller's Memorandum and Articles of Association, By-laws or other constituent documents;

  (d)
  every material consent for, authorisation of or registration with governmental or public bodies or courts required by Seller in connection with the execution, delivery performance, validity, enforceability or admissibility in evidence of the Purchase Documents and any other documents connected with the performance of the Purchase Documents has been obtained or made and is in full force and effect and there has been no default by Seller in the observance of any conditions imposed in connection therewith; and

  (e)
  there are no actions, proceedings or claims pending or to the best of Seller's knowledge threatened, the adverse determination of which might have a materially adverse effect on Seller's ability to perform their obligations under, or affect the validity or enforceability of the Purchase Documents;

  Contract and Receivables

  f)
  the Contract and all related documents thereto are in full force and effect and constitute legally binding, valid and enforceable obligation of the Seller and the Obligor;

  (g)
  the execution, delivery and performance of the Contract and any other documents connected with the performance of the Contract by Seller will not (i) contravene any existing law, regulation or authorisation to which it is subject, (ii) result in any breach of, or default under, any agreement or other instrument to which it is a party or is subject, or (iii) contravene any provision of its Memorandum and Articles of Association, By-laws or other constituent documents;

  h)
  all consents, licenses, permissions and registrations, if any, which are necessary for and/or in connection with the execution, delivery, performance, validity and enforceability of the Contract by Seller have been obtained and are in full force and effect;

  i)
  the Seller has properly made its Facilities accessible to the Obligor in the way which allows the Obligor to exercise the Right of Access in accordance with the Contract;

  j)
  the Seller has legal title to the Facilities and, other than the Contract which the Obligor may record on the title of the Facilities or obtain a court decree under Austrian law so recording, there are no security interest, mortgage, pledge, nor any other agreement or arrangement having the effect of conferring security, over or in respect of the whole or any part of the Facilities;

  j)
  the assignment of the Receivables is not prohibited or restricted under the Contract; and

  k)
  Seller has no actual knowledge of any circumstances which make the ability of the Obligor to pay questionable or which impair the enforceability of the Receivables;

  The Obligor represents and warrants to the Bank that:

  (a)
  Obligor has the power to execute, deliver and perform its obligations under the Purchase Documents and under any other documents connected with the performance of the Purchase Documents; all necessary action has been taken by Obligor to authorise the execution, delivery and performance of the Purchase Documents and any other documents connected with the performance of the Purchase Documents; no limitation on Obligor's powers will be exceeded as a result of transactions under the Purchase Documents or any other documents connected with the performance of the Purchase Documents;

  (b)
  if the Offer has been accepted by the Bank, the Purchase Documents constitute Obligor's valid and legally binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, and similar laws affecting legal entities' rights generally, and to general equitable principles;

  (c)
  the execution, delivery and performance of the Purchase Documents and any other documents connected with the performance of the Purchase Documents by Obligor will not (i) contravene any existing law, regulation or authorisation to which it is subject, (ii) result in any breach of, or default under, any agreement or other instrument to which it is a party or is subject, or (iii) contravene any provision of Obligor's Memorandum and Articles of Association, By-laws or other constituent documents;

  (d)
  every consent for, authorisation of or registration with governmental or public bodies or courts required by Obligor in connection with the execution, delivery performance, validity, enforceability or admissibility in evidence of the Purchase Documents and any other documents connected with the performance of the Purchase Documents has been obtained or made and is in full force and effect and there has been no default by Obligor in the observance of any conditions imposed in connection therewith; and

  (e)
  there are no actions, proceedings or claims pending or to the best of Obligor's knowledge threatened, the adverse determination of which might have a materially adverse effect on Obligor's ability to perform its obligations under, or affect the validity or enforceability of the Purchase Documents.

  The warranties and representations of this Clause 11 (Representations and Warranties) are made on the date of the Offer and shall remain true in all material respects until the Bank has received full payment of the Receivables by reference to the facts and circumstances existing on the respective date they are made.

12.   UNDERTAKINGS

  Each of the Seller and the Obligor irrevocably agree and undertake, on their own behalf and not on behalf of one another, to the Bank as follows:

  a)
  (Seller only) not to assign the Receivables to any other person than Bank, not to burden them with any right of pledge, and not to transfer them or burden them in any other manner;

  b)
  to execute, sign and deliver all documents for the fulfilment of the terms and conditions of the Purchase Documents and take each and every action reasonably needed for the Bank to obtain the exclusive rights on the Receivables under the Contract and to hand over to the Bank without any delay all necessary documents and to give all necessary information concerning the Receivables under the Contract requested by the Bank;

  c)
  not to breach any provision of the Contract materially affecting the rights of the Bank under the assignment of Receivables;

  d)
  (Seller only) unless the Seller has paid to the Bank the full amount stipulated in Section 8.3 (Early Expiry of the Contract), Seller shall not agree on a Earlier Expiry of the Contract without the explicit prior written consent of the Bank;

  e)
  (Seller only) unless the Seller has paid to the Bank the full amount stipulated in Section 8.4 (Reduction of Annual Fee), Seller shall not agree on a Reduction of the Annual Fee without the explicit prior written consent of the Bank;

  f)
  (Seller only) unless Seller has paid to the Bank the full amount stipulated in Section 8.3 (Early Expiry of the Contract), Seller shall not sell, transfer or otherwise dispose of the Facilities without the explicit prior written consent of the Bank;

  g)
  (Seller only) without the explicit prior written consent of the Bank, other than the Contract which the Obligor may record on the title of the Facilities or obtain a court decree under Austrian law so recording, not to create, extend or permit to arise or subsist any security interest, mortgage, pledge, or any other agreement or arrangement having the effect of conferring security over or in respect of the whole or any part of the Facilities;]

  h)
  (Seller only) without the explicit prior written consent of the Bank not to agree to any changes of the Contract materially affecting the right of the Bank under the assignment of Receivables in particular not to agree to any amendment of the Contract concerning the payment of the Annual Fee as defined and provided in clause 3 (a) of the Contract.;

  i)
  to assist the Bank (without receiving any fees or cost reimbursement therefore) at Bank's request in any judicial or other action for the enforcement of, or the preservation of any rights in respect of, any of the assigned/transferred Receivables and the security and ancillary rights thereto, if any;

  j)
  (Seller only) to accept upon Bank's request any reassignment/retransfer of the Receivables to the Seller in order to enforce the Receivables for the Bank in Seller's own name but on Bank's account as trustee.

  k)
  (Seller only) to deliver to the Bank as soon as the same become available, but in any event within 120 days after the end of each of its financial years its audited financial statements for such financial year and such other financial information which the Bank reasonably requests from time to time.

13.   ASSIGNMENT

13.1 Successors

  The Offer (including the Terms and Conditions) shall be binding upon and inure to the benefit of the Seller, Obligor and the Bank and their respective successors and assignees, if any.

13.2 No Assignment by Seller or Obligor

  Neither the Seller nor the Obligor may assign its rights or transfer its obligations under the Purchase Documents without the prior written consent of the Bank. Notwithstanding the foregoing, either the Seller or the Obligor may assign its rights under the Purchase Documents to on affiliate.

13.3 Assignment by Bank

  The Bank shall be entitled to assign its rights or obligations under the Purchase Documents to another bank or financial institution. Such an assignment may be made without the prior written consent of the Seller and Obligor, however the Bank shall provide notice of any such assignment to both the Seller and the Obligor.

14.   PARTIAL INVALIDITY

  If at any time any provision of any Purchase Document is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

15.   DISCLOSURE

  After providing notice to the Seller and the Obligor, the Bank may disclose to a prospective assignee, transferee in accordance with Clause 13.3 (Assignment by Bank) who may propose entering into contractual relations with the Bank in relation to this transaction such information about the Seller and the Obligor as the Bank shall consider appropriate.

16.   LAW AND JURISDICTION

16.1 Applicable Law

  The Purchase Documents and all legal relations based thereon are subject to Austrian Law.

16.2 General Business Conditions

  Unless otherwise agreed herein, the General Terms and Conditions of Bank Austria Creditanstalt AG May 2003 version, ("GTC BACA") and set forth in Annex 2 to the Offer, are an integral part of these Terms and Conditions.

16.3 Jurisdiction

  The competent courts for the first district of Vienna (especially the "Handelsgericht Wien" and any court which may replace such court by law) shall have the non-exclusive jurisdiction for any disputes arising in connection with the Purchase Documents and the purchases of Receivables based thereon.

ANNEX 2

        General Terms and Conditions of Bank Austria Creditanstalt AG

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Exhibit 10.39
ANNEX 1
ANNEX 2